Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Tecogen Inc. of our report dated March 22, 2017, relating to our audit of the consolidated financial statements of Tecogen Inc., which is part of this Registration Statement.

\s\ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
May 25, 2017